                       STATIA TERMINALS INTERNATIONAL N.V.
                      STATIA TERMINALS CANADA, INCORPORATED

              $135,000,000 11 3/4% First Mortgage Notes due 2003


                               PURCHASE AGREEMENT

                                                               November 22, 1996
                                                              New York, New York

Dillon, Read & Co. Inc.
535 Madison Avenue
New York, New York  10022


Ladies and Gentlemen:

            Statia Terminals International N.V., a Netherlands Antilles corporation ("Statia"), and Statia Terminals Canada, Incorporated, a Nova Scotia, Canada corporation ("Statia Canada" and, together with Statia, the "Issuers"), agree with you as follows:

            1. ISSUANCE OF NOTES. The Issuers propose to issue and sell to Dillon, Read & Co. Inc. (the "Purchaser") an aggregate of $135,000,000 principal amount of 11 3/4% Series A First Mortgage Notes due 2003 (the "Series A First Mortgage Notes"). The Series A First Mortgage Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), by and among the Issuers, each of Statia Terminals Corporation N.V., Statia Terminals Delaware, Inc., Statia Terminals, Inc., Statia Terminals N.V., Statia Delaware Holdco II, Inc., Saba Trustcompany N.V., Bicen Development Corporation N.V., Statia Terminals Southwest, Inc., W.P. Company, Inc., Seven Seas Steamship Company, Inc., Seven Seas Steamship Company (Sint Eustatius) N.V., Point Tupper Marine Services Limited, Statia Laboratory Services N.V. and Statia Tugs N.V. (collectively, the "Subsidiary Guarantors") and Marine Midland Bank, as trustee (the "Trustee"). The Issuers' obligations under the Series A First Mortgage Notes and the Series B First Mortgage Notes (as defined below) will be unconditionally guaranteed on a senior basis by each of the Subsidiary Guarantors pursuant to each of their guarantees (the "Subsidiary Guarantees"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture or the Offering Memorandum (as defined below).

            The Series A First Mortgage Notes will be offered and sold to the Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuers have prepared a preliminary offering memorandum, dated November 5, 1996 (the "Preliminary

Offering Memorandum"), and a final offering memorandum, dated and available for distribution on the date hereof (the "Offering Memorandum"), relating to the Issuers, the Subsidiary Guarantors and the Series A First Mortgage Notes.

            The Purchaser has advised the Issuers that the Purchaser intends, as soon as it deems advisable after this Purchase Agreement has been executed and delivered, to resell (the "Exempt Resales") the Series A First Mortgage Notes purchased by the Purchaser under this Purchase Agreement (this "Agreement") in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Purchaser reasonably believes to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), (ii) institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D of the Act) that make certain representations and agreements (each, an "Institutional Accredited Investor") and (iii) other eligible purchasers pursuant to offers and sales that occur outside the U.S. within the meaning of Regulation S under the Act; the persons specified in clauses (i)-(iii) are sometimes collectively referred to herein as the "Eligible Purchasers." The Purchaser acknowledges that the Notes have not been qualified for sale under the securities laws of Canada or any province or territory thereof and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof.

            Holders (including subsequent transferees) of the Series A First Mortgage Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in the form of Exhibit A to this Agreement, for so long as such Series A First Mortgage Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers and the Subsidiary Guarantors will agree to (A) file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth in the Registration Rights Agreement, (i) a registration statement under the Act (the "Exchange Offer Registration State-ment") relating to the 11 3/4% Series B First Mortgage Notes due 2003 (the "Series B First Mortgage Notes"; and, together with the Series A First Mortgage Notes, the "Notes," which term includes the Subsidiary Guarantees related thereto) to be offered in exchange for the Series A First Mortgage Notes (the "Exchange Offer") and/or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A First Mortgage Notes, and (B) use their best efforts to cause such Registration Statements to be declared effective as soon as practicable. This Agreement, the Notes, the Indenture, the Registration Rights Agreement and the Security Documents (as defined in the Indenture) are hereinafter sometimes referred to collectively as the "Operative Documents."

            Upon original issuance of the Series A First Mortgage Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Series A First Mortgage Notes shall bear the following legend:



      "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE U.S. TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN

      ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

      "THE NOTES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED AS PART OF THEIR INITIAL DISTRIBUTION OR AT ANY TIME THEREAFTER, DIRECTLY OR INDIRECTLY, OTHER THAN TO AFFILIATES OF THE ISSUERS CONTROLLING, UNDER COMMON CONTROL WITH OR CONTROLLED BY THE ISSUERS, PENSION FUNDS, INSURANCE COMPANIES, SECURITIES FIRMS AND OTHER INVESTMENT INSTITUTIONS, CENTRAL GOVERNMENTS, INTERNATIONAL ORGANIZATIONS CREATED UNDER PUBLIC INTERNATIONAL LAW AND OTHER COMPARABLE ENTITIES, INCLUDING INTER ALIA, FINANCE COMPANIES OF INDUSTRIAL AND FINANCIAL ENTERPRISES, WHO OR WHICH ARE ACTIVE ON A REGULAR AND PROFESSIONAL BASIS IN THE FINANCIAL MARKETS FOR THEIR OWN ACCOUNT, AND OTHERWISE IN ACCORDANCE WITH THE LEGEND SET FORTH ON THE COVER PAGE OF THE OFFERING MEMORANDUM."

            The Notes are being issued and sold in connection with the acquisition by Statia and Statia Canada (the "Acquisition") of the acquired companies as set forth on Schedule A hereto (the "Acquired Companies") pursuant to an Amended and Restated Stock Purchase and Sale Agreement (the "Stock Purchase Agreement") dated as of November 4, 1996 by and among Statia Terminals

Group N.V., Statia, Statia Canada and Praxair, Inc. In connection with the Acquisition and the offering of the Notes hereby, (i) Statia Terminals Group N.V. will issue an aggregate of $101.0 million of preferred stock and common stock and will use substantially all of the proceeds therefrom to make a capital contribution to Statia pursuant to a Capital Contribution Agreement (the "Capital Contribution Agreement") in the amount of $98.5 million in return for common equity; (ii) Statia will enter into a $17.5 million senior secured revolving credit facility (the "New Bank Credit Facility" and, together with the Capital Contribution Agreement and the Stock Purchase Agreement, the "Transaction Documents"). The Notes and the Subsidiary Guarantees will be secured by a first priority or, in the case of Inventory, Accounts Receivable and proceeds thereof, second priority, lien on and security interests in substantially all of the (i) real and personal property, plant and equipment (other than the assets of the Brownsville facility, vehicles, marine vessels and emergency and spill response equipment) of the Issuers and Subsidiary Guarantors located at and/or used in connection with the St. Eustatius and Point Tupper facilities, and (ii) all of the shares of capital stock and other securities or interests evidencing equity ownership of (x) the Subsidiary Guarantors outstanding on the date hereof or hereafter acquired and (y) all Restricted Subsidiaries hereafter acquired. The collateral securing the Notes will be pledged pursuant to the terms of the Security Documents.

            2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Issuers agree to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuers, the aggregate principal amount of the Series A First Mortgage Notes. The purchase price for the Series A First Mortgage Notes shall be 97% of their principal amount. The Issuers shall cause each Subsidiary Guarantor to unconditionally guarantee on a senior basis by such Subsidiary Guarantor the Issuers' obligations under the Notes.

            3. DELIVERY AND PAYMENT. Delivery of, and payment of the purchase price for, the Series A First Mortgage Notes shall be made at 9:00 a.m., New York City time, on the third business day following the date of this Agreement (the "Closing Date") at the offices of White & Case, 1155 Avenue of the Americas, New York, New York 10036. The Closing Date and the location of delivery of and the form of payment for the Series A First Mortgage Notes may be varied by mutual agreement between the Purchaser and the Issuers.

            One or more of the Series A First Mortgage Notes in global form or certificated form, as the case may be, registered in such names as the Purchaser may request upon at least one business day's notice prior to the Closing Date, having an aggregate principal amount corresponding to the aggregate principal amount of the Series A First Mortgage Notes sold pursuant to Exempt Resales to QIBs and Institutional Accredited Investors, in the case of the Notes in global form, and to other Eligible Purchasers, in the case of Notes in certificated form sold pursuant to Regulation S, shall be delivered by the Issuers to the Purchaser (or as the Purchaser directs), against payment by the Purchaser of the purchase price therefor by means of transfer of immediately available funds (including book transfer) reasonably acceptable to the Purchaser and the Issuers to the order of Statia and Statia Canada. The Series A First Mortgage Notes in global form shall be made available to the Purchaser for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

            4. AGREEMENTS OF THE ISSUERS. Each of the Issuers covenants and agrees with the Purchaser as follows:

            (a) To furnish the Purchaser and those persons identified by the Purchaser, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Purchaser may reasonably request for purposes contemplated by the Act. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Purchaser in connection with Exempt Resales that are in compliance with Sections 5(b) and 5(c) of this Agreement.

            (b) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Purchaser shall previously have been advised of, and shall not have objected to (any such objection not to be unreasonable), such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished with a copy of such amendment or supplement. The Issuers shall promptly prepare, upon the Purchaser's reasonable request, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

            (c) If, during the time that an Offering Memorandum is required to be delivered in connection with any Exempt Resales or market-making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Purchaser, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Purchaser of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

            (d) To cooperate with the Purchaser and counsel to the Purchaser in connection with the qualification or registration of the Series A First Mortgage Notes under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, the Issuers shall not be required to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any such jurisdiction or subject themselves to taxation in excess of a nominal dollar amount in any such jurisdiction where they are not then so subject.

            (e) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees, disbursements (including fees, expenses and disbursements of counsel) and stamp, documentary or similar taxes imposed by the U.S., the Netherlands Antilles or Canada incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) the preparation and delivery of the Operative Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iii) the issuance, transfer and delivery by the Issuers and the Subsidiary Guarantors of the Notes and the Subsidiary Guarantees, respectively, to the Purchaser, (iv) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky memorandum and the fees and disbursements of counsel to the Purchaser relating thereto), (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales,
      (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), including, but not limited to, all listing fees and expenses, (viii) the approval of the Notes by The Depository Trust Company ("DTC") for "book-entry" transfer, (ix) the rating of the Notes by rating agencies, (x) the fees and expenses of the Trustee and Collateral Agent and its counsel and
      (xi) the performance by the Issuers and the Subsidiary Guarantors of their other obligations under the Operative Documents, including, but not limited to, the fees, disbursements and expenses of the Issuers' counsel and accountants.

            (f) To use the proceeds from the sale of the Series A First Mortgage Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

            (g) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Series A First Mortgage Notes.

            (h) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A First Mortgage Notes in a manner that would require the registration under the Act of the sale of the Series A First Mortgage Notes to the Purchaser or any Eligible Purchaser.

            (i) From and after the Closing Date, for so long as any of the Series A First Mortgage Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Issuers are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available the information required by Rule 144A(d)(4) under the Act to (i) any Holder or beneficial owner of Series A First Mortgage Notes in connection with any of such Notes and (ii) any prospective purchaser of such Series A First Mortgage Notes from any such Holder or beneficial owner designated by the Holder or beneficial owner.

            (j) To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representations letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

            (k) To use its best efforts to effect the inclusion of the Series A First Mortgage Notes in PORTAL and to obtain approval of the Notes by DTC for "book-entry" transfer.

            (l) From and after the Closing Date, the Issuers shall cause each of the Subsidiary Guarantors to indemnify and hold harmless the Purchaser in accordance with Sections 6 and 7 of this Agreement.

            (m) From and after the Closing Date, for so long as any of the Notes remain outstanding, to deliver without charge to the Purchaser, promptly upon their becoming available, copies of all reports and other communications (financial or otherwise) that the Issuers shall mail or otherwise make available to their securityholders and all reports or financial statements furnished to or filed by each of the Issuers and the Subsidiary Guarantors with the Commission or any national securities exchange.

            (n) Prior to the Closing Date, to furnish to the Purchaser, as soon as they have been prepared by the Issuers and the Subsidiary Guarantors, a copy of any regularly prepared internal financial statements of each of the Issuers and the Subsidiary Guarantors for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum and prior to the Closing Date.

            (o) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Series A First Mortgage Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

            5. REPRESENTATIONS AND WARRANTIES. (a) Each of the Issuers represents and warrants to the Purchaser that:

            (i) Each of the Preliminary Offering Memorandum and the Offering Memorandum has been prepared in connection with the Exempt Resales. Neither the Preliminary Offering Memorandum nor the Offering Memorandum, or any supplement or amendment thereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum, as supplemented or amended, in reliance upon and in conformity with information furnished to the Issuers in writing by the Purchaser expressly for inclusion in the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto. No order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued or threatened.

            (ii) There are no securities of either of the Issuers or any of the Subsidiary Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system.

            (iii) Except for Statia Terminals Puerto Rico Corporation, Statia Steamship Agency, Inc., Statia Terminals Virgin Island Corporation, Seven Seas Steamship Company N.V. and Statia Shipping N.V., which are inactive Subsidiaries with virtually no assets and are currently being liquidated, the Subsidiary Guarantors and Statia Canada will be, upon the closing of the Acquisition, the only direct or indirect subsidiaries of Statia. Statia will own, upon the closing of the Acquisition, 100% of the outstanding capital stock and other securities evidencing equity ownership of the Subsidiary Guarantors and Statia Canada, in each case (other than the Lien granted to the Collateral Agent) free and clear of any pledge, fiduciary transfer, security interest, claim, lien, limitation on voting rights or encumbrance, and all such securities will have been duly authorized and validly issued, fully paid and nonassessable and will not have been issued in violation of, or subject to, any preemptive or similar rights. Upon the closing of the Acquisition, there will not be any outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of any Subsidiary Guarantor and Statia Canada.

            (iv) Each of the Issuers and the Subsidiary Guarantors has been duly incorporated or organized, as the case may be, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, except where the failure to obtain such authorizations, approvals, orders, licenses, certificates and permits would not result in a Material Adverse Effect, to (a) carry on its business as it is currently being conducted and as described in the Offering Memorandum and
      (b) own, lease, license and operate its respective properties in accordance with its business as currently conducted. Each of the Issuers and the Subsidiary Guarantors is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, either individually or in the aggregate, result in a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the business, condition (financial or other), properties, assets, liabilities, results of operations or prospects of the Issuers and the Subsidiary Guarantors taken as a whole.

            (v) Each of the Issuers and the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents, and, without limitation, each of the Issuers has all requisite corporate power and authority to issue, sell and deliver the Notes and each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Subsidiary Guarantees.

            (vi) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers.

            (vii) The Indenture has been, or upon the Closing Date will be, duly and validly authorized by each of the Issuers and the Subsidiary Guarantors and, when duly executed and delivered by each of the Issuers and the Subsidiary Guarantors, will be a legal, valid and binding obligation of each of the Issuers and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms, except that enforceability of the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

            (viii) The Series A First Mortgage Notes have been duly and validly authorized for issuance and sale to the Purchaser by the Issuers and, when issued, authenticated and delivered by the Issuers against payment by the Purchaser in accordance with the terms of this Agreement and the Indenture, the Series A First Mortgage Notes will be legal, valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except that enforceability of the Series A First Mortgage Notes may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Series A First Mortgage

      Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

            (ix) The Series B First Mortgage Notes have been duly and validly authorized for issuance by the Issuers and, when issued, authenticated and delivered by the Issuers in accordance with the terms of the Exchange Offer and the Indenture, the Series B First Mortgage Notes will be legal, valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except that enforceability of the Series B First Mortgage Notes may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Series B First Mortgage Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

            (x) The Subsidiary Guarantees delivered on the Closing Date will be duly and validly authorized by the Subsidiary Guarantors and, when executed and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against each of them in accordance with their terms, except that (a) enforceability of the Subsidiary Guarantees may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations and the discretion of the court before which any proceedings therefor may be brought. The Subsidiary Guarantees, when executed and delivered, will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

            (xi) Each of the Security Documents has been, or upon the Closing Date, will be, duly and validly authorized by each of the Issuers and Subsidiary Guarantors party thereto and, as of the Closing Date, will have been duly executed and delivered by each of the Issuers and the Subsidiary Guarantors party thereto and, upon such execution and delivery, each Security Document will constitute the legal, valid and binding obligation of each of the Issuers and the Subsidiary Guarantors party thereto, enforceable against each of them in accordance with its terms, except that
      (a) enforceability of the Security Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Security Documents, when executed and delivered, will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

            (xii) The Registration Rights Agreement has been, or upon the Closing Date, will be, duly and validly authorized, executed and delivered by each of the Issuers and the Subsidiary Guarantors and is a legal, valid and binding obligation of each of the Issuers and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms, except that (a) enforceability of the Registration Rights Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

            (xiii) The Transaction Documents have been duly and validly authorized, executed and delivered by each of the Issuers and the Subsidiary Guarantors, party thereto, and constitute the legal, valid and binding obligations of the Issuers and the Subsidiary Guarantors, as applicable, enforceable against the Issuers and the Subsidiary Guarantors, as applicable, in accordance with their terms, except that (a) enforceability of the Transaction Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Transaction Documents conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

            (xiv) None of the Issuers or the Subsidiary Guarantors is (A) in violation of its charter, constitutive documents or bylaws or (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "Material Agreements"), or (C) in violation of any law, statute, rule, regulation, judgment or court decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (B) and (C) above, would result in a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by any of the Issuers or the Subsidiary Guarantors under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not result in a Material Adverse Effect.

            (xv) None of (A) the execution, delivery or performance by the Issuers and the Subsidiary Guarantors (as applicable) of this Agreement and the other Operative Documents, (B) the execution, delivery and performance by the Issuers and the Subsidiary Guarantors of the Transaction Documents to which they are a party or (C) the consummation of the Acquisition and the transactions contemplated thereby does or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Issuers or any of the Subsidiary Guarantors or an acceleration of any indebtedness of any of the Issuers or the Subsidiary Guarantors pursuant to, (i) the charter, constitutive documents or bylaws of either of the Issuers or any of the Subsidiary Guarantors, (ii) any Material Agreement, (iii) any statute, rule or regulation applicable to any of the Issuers or the Subsidiary Guarantors or their assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over any of the Issuers or the Subsidiary Guarantors or their assets or properties that, in the case of clauses
      (ii), (iii) and (iv) above, would result in a Material Adverse Effect. Assuming the accuracy of the representations and warranties of the Purchaser in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Issuers for (1) the execution, delivery and performance by the Issuers and the Subsidiary Guarantors of this Agreement or any of the other Operative Documents, (2) the execution, delivery and performance by the Issuers of the Transaction Documents or (3) the consummation of the Acquisition or any of the transactions contemplated thereby, except (i) such as have been or will be obtained or made prior to Closing, (ii) registration of the Notes under the Act pursuant to the Registration Rights Agreement or (iii) such as may be required by the NASD. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Operative Documents, the execution, delivery and performance of the Transaction Documents or the consummation of the Acquisition or any of the transactions contemplated thereby, other than such consents and waivers as have been or will be obtained.

            (xvi) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers or the Subsidiary Guarantors, threatened or contemplated to which any of the Issuers or the Subsidiary Guarantors is or may be a party or to which the business, assets or property of such person is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuers or the Subsidiary Guarantors, that has been proposed by any governmental body or agency, domestic or foreign, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which any of the Issuers or the Subsidiary Guarantors is or may be subject that, (x) in the case of clause (i) above, except for those described in the Offering Memorandum under the caption "Business -- Legal Proceedings," if determined adversely to the Issuers or the Subsidiary Guarantors, would be reasonably likely to, either individually or in the aggregate, (1) result in a Material Adverse Effect, or (2) interfere with or adversely affect the issuance of the Notes or the Subsidiary Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents or the Transaction Documents and, (y) in the case of clauses (ii) and (iii) above, would, either individually or in the aggregate, (1) result in a Material Adverse Effect, or (2) interfere with or adversely affect the issuance of the Notes or the Subsidiary Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents or the Transaction Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to Notes that has been received by the Issuers, Subsidiary Guarantors or their counsel prior to the date hereof, has been, or will prior to the Closing Date be, complied with in all material respects.

            (xvii) The Issuers have delivered to the Purchaser true and correct executed copies of the Transaction Documents and there have been no amendments, alterations or modifications thereto or waivers of any of the provisions thereof. The representations and warranties of the Issuers set forth in the Transaction Documents are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except to the extent that any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct as of such date).

            (xviii) No labor disturbance by the employees of any of the Issuers or the Subsidiary Guarantors exists or, to the actual knowledge of the Issuers or the Subsidiary Guarantors, is imminent that might reasonably be expected to have a Material Adverse Effect; the Issuers and the Subsidiary Guarantors are in compliance in all respects with, as applicable and except where a failure to so comply would not have a Material Adverse Effect, (1) all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") or (2) any similar Netherlands Antilles or Canadian federal or provincial legislation; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Issuers or the Subsidiary Guarantors would have any liability; none of the Issuers or the Subsidiary Guarantors has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); each "pension plan" that is maintained or contributed to by the Issuers or the Subsidiary Guarantors that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification; and each employee benefit or pension plan that the Issuers or the Subsidiary Guarantors (as applicable) maintain or to which they are obligated to contribute and that is subject to the Pension Benefits Standards Act, 1985 (Canada), to any other Canadian federal law regulating employee benefit or pension plans or to any provincial law regulating employee benefit plans (a "Canadian Plan") is in compliance in all material respects with such laws, to the extent applicable. None of the Issuers or the Subsidiary Guarantors has incurred any material liability under any such Canadian Plan or otherwise on account of any failure to meet the contribution or minimum funding requirements applicable to, or the administration or termination of, any such Canadian Plan, and no event has occurred and no conditions exist that present a material risk that the Issuers and the Subsidiary

      Guarantors will incur liabilities on account of the foregoing circumstances that are material in the aggregate.

            (xix) Except as set forth in the Offering Memorandum, each of the Issuers and the Subsidiary Guarantors (i) is in compliance with, or subject to costs or liabilities under, all local, state, provincial, federal and foreign laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety and the environment applicable to it or its business or operations or ownership or use of its property ("Environmental Laws"), other than noncompliance or such costs or liabilities that would not result in a Material Adverse Effect, and (ii) possesses all permits, licenses or other approvals required under applicable Environmental Laws, other than permits, licenses or approvals the lack of which would not result in a Material Adverse Effect. All currently pending and, to their knowledge, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions with respect to which the Issuers or the Subsidiary Guarantors could reasonably be expected to have any material liability are fully and accurately described in all material respects in the Offering Memorandum.

            (xx) Each of the Issuers and the Subsidiary Guarantors has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it and good and marketable title to the leasehold estates in the real and personal property described in the Offering Memorandum as leased by it, free and clear of all Liens, except for Liens described in the Offering Memorandum, Liens permitted under the Indenture and the Security Documents and such Liens as would not have a Material Adverse Effect, (ii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state, local and foreign authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would not have a Material Adverse Effect, and (iii) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such

      Authorization, other than revocations that would not result in a Material Adverse Effect. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect and each of the Issuers and the Subsidiary Guarantors is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations. All leases to which any of the Issuers or the Subsidiary Guarantors is a party are valid and binding, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and no default has occurred and is continuing thereunder, other than defaults that would not result in a Material Adverse Effect.

            (xxi) Each of the Issuers and the Subsidiary Guarantors owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") necessary to conduct the businesses operated by it as described in the Offering Memorandum, other than such Intellectual Property that would not result in a Material Adverse Effect. None of the Issuers or the Subsidiary Guarantors has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Issuers and the Subsidiary Guarantors does not infringe on the rights of any person.

            (xxii) All tax returns required to be filed by each of the Issuers and the Subsidiary Guarantors have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest, except where the failure to make any such filing or payment would not have a Material Adverse Effect. To the knowledge of each of the Issuers and the Subsidiary Guarantors, there are no material proposed additional tax assessments against any of them or their assets or property.

            (xxiii) None of the Issuers or the Subsidiary Guarantors is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations.

            (xxiv) Except with respect to the Notes, there are no holders of securities of any of the Issuers or the Subsidiary Guarantors who have, or will have upon consummation of the Acquisition, the right to request or demand that any of the Issuers or the Subsidiary Guarantors register under the Act or analogous foreign laws and regulations any of such securities held by any such holders.

            (xxv) Each of the Issuers and the Subsidiary Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxvi) Each of the Issuers and the Subsidiary Guarantors maintains insurance covering its properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Issuers and the Subsidiary Guarantors and their businesses. None of the Issuers or the Subsidiary Guarantors has received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures that have been budgeted by the Issuers and the Subsidiary Guarantors, as the case may be.

            (xxvii) None of the Issuers, the Subsidiary Guarantors or their



      Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has
      (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Series A First Mortgage Notes or (B) since the date of the Preliminary Offering Memorandum (x) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Series A First Mortgage Notes in a manner that would require registration of the Series A First Mortgage Notes under the Act or (y) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any of the Issuers or the Subsidiary Guarantors in a manner that would require registration of the Series A First Mortgage Notes under the Act.

            (xxviii) No registration under the Act of the Series A First Mortgage Notes is required for the sale of the Series A First Mortgage Notes to the Purchaser as contemplated by this Agreement or for the Exempt Resales, assuming in each case that (A) the purchasers who buy the Series A First Mortgage Notes in the Exempt Resales are either QIBs or Accredited Investors and (B) the accuracy of and compliance with the Purchaser's representations, warranties and covenants contained in Section 5(b) of this Agreement. No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Issuers, any of the Subsidiary Guarantors or any of their representatives in connection with the offer and sale of any of the Series A First Mortgage Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (xxix) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Notes and Subsidiary Guarantees to be purchased by the QIBs and the Accredited Investors will not involve any prohibited transaction within the meaning of Section 406(a) of ERISA or
      Section 4975(c)(1)(A)-(D) of the Code. The representation made by each of the Issuers and the Subsidiary Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the QIBs and the Accredited Investors as set forth in the Offering Memorandum under the caption "Transfer Restrictions."

            (xxx) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contain the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.


            (xxxi) As of December 31, 1995, neither of the Issuers nor any of the Subsidiary Guarantors had any material liabilities or obligations, direct or contingent, that were not set forth in Statia's consolidated balance sheet as of December 31, 1995 or in the notes thereto. Since December 31, 1995 and up to the Closing Date, except as set forth in the Offering Memorandum, (a) none of the Issuers or the Subsidiary Guarantors has (1) incurred any liabilities or obligations, direct or contingent, that are not in the ordinary course of business that would have a Material Adverse Effect or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business, development or financial condition of either of the Issuers that would, either individually or in the aggregate, result in a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by either of the Issuers or any of the Subsidiary Guarantors on any class of their capital stock.

            (xxxii) Neither of the Issuers nor any of the Subsidiary Guarantors (nor any agent thereof acting on behalf of it) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (xxxiii) The accountants who have certified or shall certify the financial statements included or to be included as part of the Offering Memorandum are independent accountants within the meaning of the Act. The historical financial statements of the Issuers and the pro forma financial statements of the Issuers comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Issuers at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Offering Memorandum) and comply as to form with the rules and regulations promulgated under the Act. The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement, the other Operative Documents and the Transaction Documents and comply as to form with the rules and regulations promulgated under the Act. The other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Issuers and the Subsidiary Guarantors.

            (xxxiv) None of the Issuers or the Subsidiary Guarantors (A) is "insolvent" as that term is defined in Section 101(32) of the United States Bankruptcy Code (the "Bankruptcy Code") (11 U.S.C. ss. 101(32)),
      Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (B) is an "insolvent person" as that term is defined in Section 2 of the Bankruptcy and Insolvency Act (Canada) (the "BIA") or has committed an "act of bankruptcy" for the purposes of Section 42 of the BIA or is the "debtor company" as defined in Section 2 of the Companies' Creditors Arrangement Act (Canada), (C) has "unreasonably small capital" as that term is used in
      Section 548(a)(2)(ii) of the Bankruptcy Code or Section 5 of the UFCA, (D) is engaged or about to engage in a business or transaction for which its remaining property is "unreasonably small" in relation to the business or transaction as that term is used in Section 4 of the UFTA or (E) is unable to pay its debts as they mature or become due, within the meaning of
      Section 548(a)(2)(B)(iii) of the

      Bankruptcy Code, Section 4 of the UFTA and Section 6 of the UFCA. Each of the Issuers and Subsidiary Guarantors now owns assets having a value both at "fair valuation" and at "present fair saleable value" greater than the amount required to pay its "debts" as such terms are used in Section 2 of the UFTA and Section 2 of the UFCA. None of the Issuers or the Subsidiary Guarantors will be rendered insolvent by the execution and delivery of any of the Operative Documents or Transaction Documents or by the transactions contemplated hereunder or thereunder.

            (xxxv) Except as described in the section entitled "Certain Relationships and Related Transactions" in the Offering Memorandum, there are no contracts, agreements or understandings between the Issuers or any of the Subsidiary Guarantors and any other person other than the Purchaser that would give rise to a valid claim against the Issuers, the Subsidiary Guarantors or the Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

            (xxxvi) No consent, approval, authorization, exemption, order or decree of any Canadian court or governmental or regulatory agency or body not otherwise obtained prior to the Closing Date is required to permit Statia Canada to effect payments of principal of, premium and interest on the Notes, if any, or any payments on a non-judicial winding-up of Statia Canada, in United States dollars.


            (xxxvii) The Issuers have the authorized, issued and outstanding capitalization set forth in the Offering Memorandum under the caption "Pro Forma Capitalization"; all of the outstanding capital stock of the Issuers has been duly authorized and validly issued, is or will be on the Closing Date fully paid and nonassessable and was not issued in violation of any preemptive or similar rights.

            (xxxviii) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent the Issuers' good faith estimates that are made on the basis of data derived from such sources.

            (xxxix) Each certificate signed by any officer of the Issuers or any of the Subsidiary Guarantors and delivered to the Purchaser or counsel for the Purchaser pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers or the Subsidiary Guarantors to the Purchaser as to the matters covered by such certificate.

            (xl) Upon execution and delivery by the parties thereto on the Closing Date and assuming due recording, each Mortgage will create and constitute (A) a valid and enforceable mortgage lien on the real property and fixtures described therein (the "Real Property") and (B) a valid and enforceable security interest in such of the Mortgaged Property (as defined in the applicable Mortgages), other than the Real Property, in which a security interest can be created under the laws of the Netherlands Antilles and Canada, as the case may be, where such Mortgaged Property is located (the "Personal Property"), in each case subject to no liens other than Prior Liens (as defined in the applicable Mortgage). The Mortgages will be in proper form under the laws of the Netherlands Antilles and the Province of Nova Scotia, Canada, as the case may be, to be accepted for recording in the provinces or other appropriate jurisdictions where the Mortgaged Property encumbered thereby is located.

            (xli) Upon execution and delivery of the Security Agreements by the Issuers and the Subsidiary Guarantors on the Closing Date, the Security Agreements will create and constitute valid, enforceable and, subject to all required filings contemplated by clause (xliii) below and actions contemplated by clause (xliv) below, perfected security interests in, liens on or pledges of all of the Pledged Collateral (as defined in the Security Agreements collectively).

            (xlii) Upon (A) execution and delivery of the Security Documents (other than the Securities Pledge Agreements) by the appropriate Issuers and Subsidiary Guarantors on the Closing Date, and (B)(1) with respect to the Mortgaged Property (as defined in each Mortgage encumbering Real Property located in Canada), the registration of each such Mortgage with
      (x) the local registry office in the local jurisdiction in which such Mortgaged Property is located and (y) the Central Registry for the Corporation Securities Registration Act and (2) with respect to the Mortgaged Property (as defined in each mortgage encumbering Real Property located in the Netherlands Antilles), the registration of each such Mortgage with the Registrar of Mortgages in the county in which such Mortgaged Property is located, the security interest, lien or pledge created by the Security Documents (other than the Securities Pledge Agreements) in the Collateral encumbered thereby will be a perfected security interest prior to all other claims or security interests therein, except for Prior Liens permitted by the applicable Security Document.

            (xliii) Upon (A) execution and delivery of the Securities Pledge Agreements by the appropriate Issuers and Subsidiary Guarantors on the Closing Date, (B) notification by each Pledgor (as defined in each Securities Pledge Agreement delivered on the Closing Date substantially in the form of Exhibit I-1 of the Indenture) to the issuers of the Pledged Shares (as defined in each such Securities Pledge Agreement) pledged by such Pledgor and acknowledgment of such pledge by the issuers thereof, and
      (C) delivery of certificates representing the Pledged Shares provided that the Collateral Agent holds such certificates in accordance with applicable Securities Pledge Agreement), the Securities Pledge Agreements will create and constitute a valid, enforceable and perfected security interest in, lien on and pledge of all of the Pledged Collateral (as defined in the Securities Pledge Agreements) prior to all other claims or security interests therein.

            (xliv) Each of the Issuers and the Subsidiary Guarantors represents, warrants and covenants that the Mortgaged Property comprises all of the Real Property owned and/or leased by the appropriate Issuer and Subsidiary Guarantor, as reflected in the applicable registry, other than the Real Property located in Brownsville, Texas.

            (xlv) Each of the Issuers and the Subsidiary Guarantors represents, warrants and covenants that all of the assets (other than the assets of the Brownsville Facility (as defined in the Indenture), vehicles, marine vessels and emergency spill response equipment) of the Issuers and the Subsidiary Guarantors have been legally and validly pledged in accordance with the Security Documents.

            (xlvi) Each of the Issuers and Subsidiary Guarantors represents and warrants that the issuance of Notes and the entering into of the Operative Documents is in its corporate interest and does not prejudice the rights of its creditors.


            Each of the Issuers and the Subsidiary Guarantors acknowledges that the Purchaser and, for purposes of the opinions to be delivered to the Purchaser pursuant to Section 8 of this Agreement, the various law firms acting as counsel to the Issuers and each of the Subsidiary Guarantors and counsel to the Purchaser will rely upon the accuracy and truth of the foregoing representations and the Issuers and each Subsidiary Guarantor hereby consent to such reliance.

            (b) The Purchaser represents, warrants and covenants (as to itself only) to the Issuers that it is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the securities. The Purchaser represents, warrants and agrees (as to itself only) with the Issuers that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (x) persons whom the Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, (y) a limited number of other institutional investors reasonably believed by the Purchaser to be Institutional Accredited Investors that, prior to their purchase of the Notes, deliver to the Purchaser a letter containing the representations and agreements set forth in Annex B to the Offering Memorandum or (z) persons other than U.S. persons outside the U.S. in reliance on Regulation S.

            The Purchaser represents and warrants that the source of funds being used by it to acquire the Notes does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

            The Purchaser understands that the Issuers and, for purposes of the opinion to be delivered to them pursuant to Section 8(f) hereof, counsel to the Issuers, will rely upon the accuracy and truth of the foregoing representations, and the Purchaser hereby consents to such reliance.

            6. INDEMNIFICATION. (a) Each of the Issuers jointly and severally agrees to indemnify and hold harmless the Purchas- er, each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of the Pur-chaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers will not be liable (i) in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Purchaser furnished to the Issuers by or on behalf of the Purchaser expressly for use therein or (ii) with respect to the Preliminary Offering Memorandum, to the extent that any such loss, claim, damage or liability arises solely from the fact that the Purchaser sold Series A First Mortgage Notes to a person to whom there was not sent or given, on or prior to the written confirmation of such sale, a copy of the Offering Memorandum, as amended and supplemented, if the Issuers shall have previously furnished copies thereof to the Purchaser in accordance with this Agreement and the Offering Memorandum, as amended and supplemented, would have corrected any such untrue statement or omission; provided, however, that the Issuers shall sustain the burden of proving that the Purchaser sold Series A First Mortgage Notes to the Person alleging such loss, claim, damage or expense without sending or giving, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, under this Agreement.

            (b) The Purchaser agrees to indemnify and hold harmless the Issuers, each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each of their agents, employees, officers and directors and the agents, employees, officers and directors of such controlling person from and against any losses, liabilities, claims, damages and reasonable expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all reasonable amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Purchaser furnished to the Issuers by the Purchaser expressly for use therein. The Issuers and the Purchaser acknowledge that the information set forth in
Section 9 is the only information furnished in writing by the Purchaser to the Issuers expressly for use in the Offering Memorandum.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, suit or proceeding (collectively, an "action"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

            7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, the Issuers and the Purchaser shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action or any claims asserted) to which the Issuers and the Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Purchaser, on the other hand, from the offering of the Series A First Mortgage Notes or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Purchaser, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Purchaser, on the other hand, shall be deemed to be in the same proportion as
(x) the total proceeds from the offering of Series A First Mortgage Notes (net of discounts and commissions but before deducting expenses) received by the Issuers and (y) the total discounts and commissions received by the Purchaser as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers, on the one hand, and the Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission. The provisions set forth in Section 6 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification.

            The Issuers and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Series A First Mortgage Notes pursuant to this Agreement exceeds the amount of any damages that the Purchaser have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Purchaser, and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Issuers, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

            8. CONDITIONS OF PURCHASER'S OBLIGATIONS. The obligations of the Purchaser to purchase and pay for the Se- ries A First Mortgage Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

            (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. Each of the Issuers shall have performed or complied with all of the agreements contained in this Agreement and required to be performed or complied with by it at or prior to the Closing Date.

            (b) No stop order suspending the qualification or exemption from qualification of the Series A First Mortgage Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Series A First Mortgage Notes or the consummation of the Acquisition or the Exchange Offer; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuers and the Subsidiary Guarantors, threatened against the Issuers and/or the Subsidiary Guarantors before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would result in a Material Adverse Effect.

            (d) Since December 31, 1995, except as contemplated by the Offering Memorandum, neither of the Issuers nor any of the Subsidiary Guarantors had any material liabilities or obligations, direct or contingent, that were not set forth in Statia's consolidated balance sheet as of December 31, 1995 or in the notes thereto. Since December 31, 1995 and up to the Closing Date, except as set forth in the Offering Memorandum, (a) none of the Issuers or the Subsidiary Guarantors has (1) incurred any liabilities or obligations, direct or contingent, that are material to any of them or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development that would result in a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by either of the Issuers or any of the Subsidiary Guarantors on any class of their capital stock.

            (e) The Purchaser shall have received certificates, dated the Closing Date, signed by (i) a Managing Director, Director, Chief Executive Officer or any Executive Vice President or Senior Vice President and (ii) the chief financial or accounting officer or director of each of the Issuers confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.


            (f) The Purchaser shall have received on the Closing Date an opinion dated the Closing Date, addressed to the Purchaser, of White & Case, special counsel to the Issuers, in form and substance as set forth in Exhibit B hereto.

            (g) The Purchaser shall have received on the Closing Date an opinion dated the Closing Date addressed to the Purchases, of Smeets Thesseling Van Bokhorst Spigt, Netherlands Antilles counsel to the Issuers, in form and substance as set forth in Exhibit C hereto.

            (h) The Purchaser shall have received on the Closing Date an opinion dated the Closing Date of Stewart McKelvey Stirling Scales, Nova Scotia counsel to the Purchaser, in form and substance as set forth in Exhibit D hereto.

            (i) The Purchaser shall have received on the Closing Date an opinion (satisfactory in form and substance to the Purchaser) dated the Closing Date of Cahill Gordon & Reindel, special counsel to the Purchaser, covering such matters as are customarily covered in such opinions.

            (j) The Purchaser shall have received on the Closing Date an opinion (satisfactory in form and substance to the Purchaser and counsel to the Purchaser) of De Brauw Blackstone Westbroek, Netherlands Antilles counsel to the

      Purchaser, covering such matters as are customarily covered in such opinions.

            (k) The Purchaser shall have received on the Closing Date an opinion (satisfactory in form and substance to the Purchaser and counsel to the Purchaser) dated the Closing Date of McMillan Binch, Nova Scotia, Canadian counsel to the Purchaser, covering such non-tax matters as are customarily covered in such opinions.

            (l) The Purchaser shall have received on the Closing Date an opinion (satisfactory in form and substance to the Purchaser and counsel to the Purchaser) dated the Closing Date of Coopers & Lybrand LLP, special Netherlands Antilles tax counsel to the Issuers and of Arthur Andersen, special Canadian tax counsel to the Issuers.

            (m) Prior to the execution of this Agreement, the Purchaser shall have received a "comfort letter" from Arthur Andersen LLP, independent public accountants for the Issuers, dated as of the date of this Agreement, addressed to the Purchaser and in form and substance satisfactory to the Purchaser and counsel to the Purchaser. In addition, as of the Closing Date, the Purchaser shall have received a "bring-down comfort letter" from Arthur Andersen LLP in form and substance satisfactory to the Purchaser and counsel to the Purchaser covering the same items and matters as covered in the "comfort letter" but as of a date that is not more than five days prior to the date thereof and any changes and additions to the Preliminary Offering Memorandum that were made producing the Offering Memorandum.

            (n) The Purchaser shall have received from Ernst & Young/Wright Killen (satisfactory in form and substance to the Purchaser and counsel to the Purchaser) the Replacement Cost Appraisal relating to the St. Eustatius and Point Tupper facilities.

            (o) The Issuers, the Subsidiary Guarantors and the Trustee shall have entered into the Indenture and the Purchaser shall have received counterparts, conformed as executed, thereof.

            (p) The Purchaser shall have received from Houlihan, Lokey, Howard & Zukin, Inc. (satisfactory in form and substance to the Purchaser and counsel to the Purchaser) a solvency opinion relating to the Issuers.

            (q) The Issuers, the Subsidiary Guarantors and the Trustee shall have entered into the Registration Rights Agreement and the Purchaser shall have received counterparts, conformed as executed, thereof.

            (r) The Issuers shall have entered into the New Revolving Bank Credit Facility, which shall be in form and substance satisfactory to the Purchaser and counsel to the Purchaser; and the Purchaser shall have received counterparts, conformed as executed thereof.

            (s) Prior to or simultaneously with the closing of the transactions contemplated by this Agreement, each condition precedent to the consummation of the Acquisition shall have been satisfied and the Acquisition shall have been consummated. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Transaction Documents.

            (t) Cahill Gordon & Reindel, counsel to the Purchaser, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

            (u) The Purchaser shall have been furnished with certified copies of such documents as they may reasonably request, including, but not limited to, certified copies of the Transaction Documents, the Castle Harlan Agreement and all closing documents from the closings of the transactions contemplated hereby.


            (v) On or before the Closing Date, the Issuers shall have caused to be delivered to the Purchaser and the Collateral Agent the following documents and instruments with regard to each Mortgaged Property:

                  (i) a Mortgage encumbering the Issuers' or applicable
            Subsidiary Guarantor's interest in each such Mortgaged Property, duly executed and acknowledged by the owner or holder of the fee and/or other interest constituting such Mortgaged Property, dated on or before the Closing Date, and to the extent that such

            Mortgaged Property consists of real estate situated in the Netherlands Antilles, a declaration from the relevant Property Register of the Netherlands Antilles evidencing that a first mortgage has been, is or shall be granted to the Collateral Agent for the benefit of the holders of the Notes as submitted on or prior to the Closing Date, and otherwise in form for recording in the appropriate recording office of the political subdivision where such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such statements as are contemplated in respect of such Mortgage by the counsel opinions set forth in paragraphs (g) and (h) of this Section 8, and any other instruments necessary to grant the interests purported to be granted by such Mortgage under the laws of any applicable jurisdiction, which Mortgage and other instruments shall be effective to create a Lien on such Mortgaged Property in favor of the Collateral Agent, subject to no Liens other than Liens permitted to be outstanding pursuant to such Mortgage;

                  (ii) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

                  (iii) with respect to each Mortgage, a title and zoning
            Opinion of Counsel (satisfactory in form and substance to the Purchaser and the Collateral Agent) dated the Closing Date, substantially to the effect that the Lien of such Mortgage is a valid first mortgage Lien on the Mortgaged Property encumbered thereby, subordinate only to those Liens specified in such Mortgage as "Prior Liens";

                  (iv) with respect to Mortgaged Property located in (A) the
            Netherlands Antilles, a property and contour plan (a) prepared by Chicago Bridge & Iron Company (or an Affiliate thereof), (b) dated

            November 15, 1996, (c) indicating the contours and bounderies of the portion of such Mortgaged Property constituting Real Property (and all buildings, structures and improvements located thereon) and (d) certified by the appropriate Subsidiary Guarantors to the effect that (x) such plan is in all material respects a true and accurate depiction of all the Mortgaged Property other than portions of the Mortgaged Property which are not material to the conduct of the Issuers' and the Subsidiary Guarantors' business and (y) there are no encroachments other than as set forth in such plan and (B) Canada, (a) a location plan (the "Location Plan") prepared by a surveyor who is a member of the Association of Nova Scotia Land Surveyors constituted by the Land Surveyors Act (Nova Scotia) (a "NS Surveyor") dated no earlier than one month before the Closing Date, containing, in all material respects a visual illustration of the portion of such Mortgaged Property constituting Real Property (and all buildings, structures and improvements located within the amount of certification shown in the Location Plan), together with (b) a certificate of the NS Surveyor, dated as of the date of the Location Plan, certifying to the Initial Purchaser and the Trustee that the legal description attached to such certificate in all material respects describes the Real Property shown in the compiled plan annexed thereto (the "Compiled Plan") and (c) an Officers' Certificate of Statia Canada stating that the area represented on the Location Plan constitutes all material portions of such Mortgaged Property constituting Real Property (and all buildings, structures and improvements located thereon) and, to his/her knowledge, accurately depicts in all material respects such Property;

                  (v) with respect to each Mortgaged Property, policies or
            certificates of insurance as required by the Mortgages relating thereto, which policies or certificates shall bear mortgagee endorsements of the character required by such Mortgages, and copies evidencing payment of the relevant insurance premiums;

                  (vi) with respect to Mortgaged Property and other Collateral located in Nova Scotia, Canada, personal property lien searches confirming that the personal property comprising a part of such Mortgaged Property is subject to no Liens other than Prior Liens (as defined in the applicable Mortgage) or other liens permitted by the applicable Security Documents;

                  (vii) with respect to each Mortgaged Property, such
            affidavits, certificates and instruments of indemnification as shall be required to induce counsel to issue the opinions contemplated in subparagraph (iii) above;

                  (viii) checks payable to the appropriate public officials in payment of all recording costs and transfer taxes due in respect of the execution, delivery or recording of such Mortgages;

                  (ix) with respect to each Mortgaged Property, copies of all
            Leases (as defined in the Mortgages), all of which Leases shall, to the extent not previously approved in writing by the Purchaser, be acceptable to the Purchaser in its reasonable judgment; and

            (x) with respect to each Mortgaged Property, a certificate of an officer of the Issuers or Subsidiary Guarantors, as applicable, certifying that, as of the date of delivery of such certificate, there has been issued and is in effect a valid and proper certificate of occupancy or legal equivalent, if required by local code or ordinances for the use then being made of the applicable Mortgaged Property and that there is no outstanding citation, violation or similar notice indicating that such Mortgaged Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness.

            (w) On or before the Closing Date, the Issuers and the Subsidiary Guarantors shall have caused to be delivered the following documents and instruments with regard to the Collateral (other than the Mortgaged Property):

                  (i) to the Purchaser and the Collateral Agent the Security
            Agreements and Securities Pledge Agreements, duly executed by the Issuers and the Subsidiary Guarantors party thereto, together with evidence of all registrations or filings in each of the offices where such registrations or filings are necessary or, in the opinion of the Purchaser, desirable to perfect the Liens created or intended to be created thereby;

                  (ii) to the Collateral Agent certificates (or the foreign
            equivalent thereof) representing all of the issued and outstanding capital stock of all of the Subsidiary Guarantors, together with stock powers executed in blank and/or powers of attorney (as appropriate), and caused to be made all filings and caused to be provided all additional documents necessary or, in the opinion of the Purchaser, desirable to perfect the Liens created or intended to be created by the Securities Pledge Agreements;


                  (iii) to the Purchaser evidence satisfactory to it of the
            payment of all filing fees and taxes in connection with the filings and registrations contemplated in clauses (i) and (ii) above and acknowledgment copies of all such filings;

                  (iv) to Purchaser and Collateral Agent policies or
            certificates of insurance as required by the Security Documents (other than the Mortgages) which policies or certificates shall bear endorsements of the character required by such Security Documents, and copies evidencing payment of the relevant insurance premiums; and

                  (v) to Purchaser and Collateral Agent evidence that all other actions necessary to perfect and protect the Liens created by the Security Documents have been taken.

            If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Purchaser on notice to the Issuers at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except that the Issuers shall reimburse the Purchaser for all of their reasonable out-of-pocket expense, including the reasonable expense of Purchaser's counsel, incurred by the Purchaser in connection with this Agreement. Notwithstanding any such termination, the provisions of Sections 4(e), 6, 7, 11(d) and 14 shall remain in effect.

            The Issuers' obligation under this Agreement to sell the Series A First Mortgage Notes to the Purchaser on the Closing Date is subject to the Purchaser purchasing and paying for all of the Series A First Mortgage Notes.

            9. PURCHASER'S INFORMATION. The Issuers and the Purchaser severally acknowledge that the statements with respect to the offer and sale of the Series A First Mortgage Notes set forth in the last paragraph of the cover page and the third and fourth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing by the Purchaser expressly for use in the Offering Memorandum.

            10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(e) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any controlling person thereof or by or on behalf of the Issuers, any of the Subsidiary Guarantors or any controlling person of any thereof, and shall survive delivery of and payment for the Series A First Mortgage Notes to and by the Purchaser. The representations contained in Section 5 and the agreements contained in Sections 4(e), 6, 7, 11(d) and 14 shall survive the termination of this Agreement, including pursuant to Section 11.

            11. EFFECTIVE DATE OF AGREEMENT; TERMINATION. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

            (b) The Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Issuers from the Purchaser, without liability (other than with respect to Sections 6 and 7) on the Purchaser's part to the Issuers if, on or prior to such date, (i) the Issuers or any of the Subsidiary Guarantors shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement, (ii) any other condition of the obligations of the Purchaser under this Agreement as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal, New York, Canadian or Netherlands Antilles authorities, or if a moratorium in foreign exchange trading by major international banks or persons shall have been declared, (v) there is an outbreak or escalation of armed hostilities involving the United States on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Purchaser's judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Series A First Mortgage Notes on the terms and in the manner contemplated in the Offering Memorandum or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect of international conditions on the financial markets in the United



States shall be such as, in the Purchaser's judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Series A First Mortgage Notes on the terms and in the manner contemplated in the Offering Memorandum.

            (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

            (d) If this Agreement shall be terminated pursuant to clause (i) or
(ii) of Section 11(b), or if the sale of the Series A First Mortgage Notes provided for in this Agreement is not consummated because any condition to the obligations of the Purchaser set forth in this Agreement is not satisfied or because of any refusal, inability or failure on the part of either of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers will, subject to demand by the Purchaser, reimburse the Purchaser for all of their reasonable out-of-pocket expenses (including the reasonable fees and expenses of all of Purchaser's counsel) incurred in connection with this Agreement and the Transactions.

            12. NOTICE. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Purchaser, shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Dillon, Read & Co. Inc., 535 Madison Avenue, New York, New York 10022 (telephone: (212) 906-7000), Attention: Corporate Finance Department, telecopy number: (212) 593-0164; and if sent to the Issuers, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Statia Terminals, Inc., 800 Fairway Drive, Suite 295, Deerfield Beach, Florida 33441 (telephone: (954) 698-0705), Attention: James F. Brenner, telecopy number: (954) 698-0706; provided, however, that any notice pursuant to Section 7 shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged if telecopied; and one business day after being timely delivered to a next-day air courier.

            13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Purchaser and the Issuers and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Series A

First Mortgage Notes from the Purchaser.



            14. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law) and each of the parties hereto consent to the jurisdiction of the courts of the State of New York. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York and the U.S. Federal Courts sitting in the City of New York for the purposes of any suit, action or proceeding arising out of or relating to this Indenture. The Issuers hereby designate and appoint CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent to receive on its behalf service of all process in any proceedings in any court sitting in New York, New York, such service being hereby acknowledged by the Issuers to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Issuers at the address specified in Section 12 hereof, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Issuers refuses to accept service, the Issuers hereby agree that service upon them by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Purchaser to bring proceedings against the Issuers in the courts of any other jurisdiction.

            15. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

            16. COUNTERPARTS. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

                                    STATIA TERMINALS INTERNATIONAL
                                      N.V.


                                    By: /s/ David B. Pittaway
                                       -----------------------------------
                                       Name: David B. Pittaway
                                       Title: Attorney-in-Fact


                                    STATIA TERMINALS CANADA,
                                      INCORPORATED


                                    By: /s/ David B. Pittaway
                                       -----------------------------------
                                       Name: David B. Pittaway
                                       Title: President, Director


Confirmed and accepted as
  of the date first above
  written:

DILLON, READ & COMPANY INC.


By: /s/ John G. Brim
    ----------------------------
    Name: John G. Brim
    Title: Managing Director

                                   Schedule A

Acquired Companies
------------------

Statia Terminals, Inc.
Statia Terminals International N.V.
Statia Point Tupper Corporation
Statia Terminals Point Tupper, Inc.
Statia Terminals Southwest, Inc.
Point Tupper Marine Services, Ltd.
Saba Trustcompany N.V.
Bicen Development Corporation N.V.
W.P. Company, Inc.
Statia Laboratory Services N.V.
Statia Tugs N.V.
Seven Seas Steamship Company, Inc.

                                    Exhibit A


                      Form of Registration Rights Agreement